EXHIBIT 23.4

               Consent of Independent Certified Public Accountants


To:      The Board of Directors
         Computer Management Sciences, Inc.


We consent to the use of our reports incorporated herein by reference.




WILLIAMS, COX, WEIDNER AND COX



Tallahassee, Florida
December 21, 1998